UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to the Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22791	58-2151061
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard

Dalton, Georgia 30721

(Address of principal executive offices)

(706) 259-9711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2007, Collins & Aikman Floorcoverings, Inc. (the “Company”) entered into a senior secured revolving credit facility (the “Loan and Security Agreement”) as borrower along with its US and Canadian Subsidiaries (each as defined in the Loan and Security Agreement), as guarantors, and with Bank of America, N.A., as Administrative Agent and a Lender, Bank of America, N.A. (acting through its Canada branch) as Canadian Agent and a Lender, and Banc of America Securities, LLC as Sole Lead Arranger and Book Manager.

The Loan and Security Agreement provides for a $80,000,000 senior secured revolving credit facility including a $20,000,000 sub-limit for letters of credit. The facility is apportioned between a U.S. revolving credit facility (the “U.S. Revolver”) and a Canadian revolving credit facility (the “Canadian Revolver”). All obligations of the Company are secured by a first priority, perfected security interest in and lien upon substantially all tangible and intangible assets of the Company, the other borrowers and each guarantor, a pledge of the stock of all domestic subsidiaries, and a pledge of the stock of 65% of the stock of any first tier material foreign subsidiaries. The proceeds of the Loan and Security Agreement are to be used for, among other purposes, (i) the refinancing of the Company’s existing credit facility, (ii) ongoing working capital needs of the Company, (iii) the payment of a dividend to the Company’s sole stockholder, Tandus Group, Inc. (“Tandus”), which Tandus in turn will dividend to its shareholders, (iv) the payment of accrued management fees owed to two principal shareholders of Tandus and (v) the payment of other fees and expenses.

Interest is payable either at the base rate, Canadian Prime Rate, LIBOR, or the Canadian BA Rate, plus an Applicable Margin, depending on the nature of the loan, and mandatory costs, if any. The applicable margin may range from 0% to 1.75% and will vary based on the Company’s fixed charge coverage ratio. The credit facility matures on the fifth anniversary of the Closing Date.

The Loan and Security Agreement contains representations, warranties, affirmative and negative covenants, and financial conditions customary for similar senior secured revolving credit facilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit.

Exhibit No.	Description
10.1	Loan and Security Agreement dated January 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collins & Aikman Floorcoverings, Inc.

By:	/s/ Leonard F. Ferro
Leonard F. Ferro Vice President and Chief Financial Officer

Date: January 24, 2007